Exhibit 99.1

Investor Relations Contacts:

Keith Terreri, Vice President - Finance & Treasurer

Jim Mathias, Director - Investor Relations

214-570-4641

investor_relations@metropcs.com

MetroPCS Reports Second Quarter 2010 Results

Record Adjusted EBITDA and Record Second Quarter Net Subscriber Additions

Second Quarter 2010 Highlights Include:

•	Record second quarter net subscriber additions of over 303 thousand

•	Quarterly consolidated total revenues of $1.0 billion, an increase of approximately 18% over second quarter of 2009

•	Quarterly consolidated Adjusted EBITDA of over $322 million, an increase of approximately 38% over second quarter of 2009

•	Quarterly consolidated churn of 3.3%, down 250bps from 5.8% during the second quarter 2009 and down 40bps from first quarter 2010

•	Quarterly net income of approximately $80 million, an increase of 205% over second quarter of 2009, and EPS of $0.22 compared to EPS of $0.07 in the second quarter of 2009

DALLAS (August 5, 2010) – MetroPCS Communications, Inc. (NYSE: PCS), the nation’s leading provider of unlimited, flat-rate wireless communications service with no annual contract, today announced financial and operational results for the quarter ended June 30, 2010. MetroPCS reported growth in quarterly consolidated Adjusted EBITDA of approximately 38% over the second quarter 2009 and finished the second quarter 2010 with over 7.6 million subscribers.

“The outstanding operational and financial results for the second quarter were primarily a result of strong net subscriber additions and lower churn primarily driven by continued acceptance of our Wireless for All plans. Strong operational results and net subscriber growth of approximately 1.4 million subscribers over the past 12 months resulted in record consolidated Adjusted EBITDA for the company of over $322 million, up approximately 38% from the second quarter 2009. We continue to build our 4G LTE network, and we are currently testing in selected metropolitan areas. We are on track for our initial 4G LTE launch in selected metropolitan areas in the second half of this year. Our goal is to provide our pay-in-advance subscribers a 4G experience equivalent to that which will be enjoyed by traditional post-pay customers,” said Roger D. Linquist, Chairman, President and Chief Executive Officer of MetroPCS.

“Our Wireless for All unlimited text/talk/Web tax-inclusive plans provide unparalleled value for the U.S. consumer. Our handset line-up is strong, highlighted by a number of Smartphones and QWERTY keyboard handsets and we are focused on introducing additional Smartphones and QWERTY handsets to our line-up. With our low cost structure, strong CDMA network, current service offerings and the anticipated launch of our 4G LTE network, we believe we are very well-positioned as a full service broadband wireless provider,” Linquist concluded.

Key Consolidated Financial and Operating Metrics

(in millions, except percentages, per share, per subscriber and subscriber amounts)

	Three Months Ended June 30, 2010	Three Months Ended June 30, 2009	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009
Service revenues	$922	$767	$1,775	$1,494
Total revenues	$1,013	$860	$1,983	$1,655
Income from operations	$198	$116	$304	$247
Net income	$80	$26	$103	$70
Diluted net income per common share	$0.22	$0.07	$0.29	$0.20
Consolidated Adjusted EBITDA(1)	$322	$234	$546	$433
Consolidated Adjusted EBITDA as a percentage of service revenues	35.0%	30.5%	30.8%	29.0%

ARPU(1)	$39.84	$40.52	$39.83	$40.46
CPGA(1)	$164.29	$159.87	$153.72	$145.95
CPU(1)	$17.90	$16.82	$18.33	$16.75
Churn-Average Monthly Rate	3.3%	5.8%	3.5%	5.4%

Consolidated Subscribers
End of Period	7,634,135	6,256,112	7,634,135	6,256,112
Net Additions	303,009	205,585	994,611	889,279
Penetration of Covered POPs(2)	8.0%	7.2%	8.0%	7.2%

(1)	For a reconciliation of non-GAAP financial measures, please refer to the section entitled “Definition of Terms and Reconciliation of non-GAAP Financial Measures” included at the end of this release.
(2)	Number of covered POPs covered by MetroPCS Communications, Inc. network increased approximately 8 million from 6/30/09 to 6/30/10.

Quarterly Consolidated Results

•	MetroPCS reported consolidated service revenues of $922 million for the second quarter, an increase of $155 million, or 20%, when compared to the prior year’s second quarter.

•	Income from operations increased $82 million, or 71%, for the quarter ended June 30, 2010 when compared to the prior year’s second quarter.

•	Net income for the quarter increased approximately $54 million, or 205%, for the quarter ended June 30, 2010 when compared to the prior year’s second quarter.

•	Consolidated Adjusted EBITDA of approximately $322 million increased by $88 million, or approximately 38%, when compared to the same period in the previous year.

•

Average revenue per user (ARPU) of $39.84 for the second quarter represents a decrease of $0.68 when compared to the second quarter of 2009 and an increase of $0.01 when compared to the first quarter of 2010.

•	The Company’s cost per gross addition (CPGA) of $164.29 for the quarter represents an increase of $4.42 when compared to the prior year’s second quarter.

•

Cost per user (CPU) increased to $17.90 in the second quarter, or 6%, when compared to the second quarter of 2009. The increase in CPU is primarily driven by the increase in handset subsidies on existing customers, the inclusion of regulatory fees in the tax-inclusive service pricing on our Wireless for All customers, as well as the costs associated with our unlimited international calling service.

•

Churn decreased 250 basis points from 5.8% to 3.3%, when compared to the second quarter of 2009. The decrease in churn was primarily driven by acceptance of our Wireless for All offerings including a decline in false churn as we no longer offer the first month of service for free.

Effective January 1, 2010, in accordance with the provisions of Accounting Standards Codification 280 “Segment Reporting,” the Company now aggregates its thirteen operating segments into one reportable segment.

MetroPCS Conference Call Information

MetroPCS Communications, Inc. will host a conference call to discuss its Second Quarter 2010 Earnings Results at 9:00 a.m. Eastern Daylight Time (EDT) on Thursday, August 5, 2010.

Date:	Thursday, August 5, 2010
Time:	9:00 a.m. EDT
Call-in Numbers:	Toll free: 888-464-7607
International:	706-634-9318
Participant Passcode:	81837565

Please plan on accessing the conference call ten minutes prior to the scheduled start time.

The conference call will be broadcast live via the Company’s Investor Relations website at investor.metropcs.com. A replay of the webcast will be available on the website beginning at approximately 12:30 p.m. EDT on August 5, 2010.

A replay of the conference call will be available for one month starting shortly after the call concludes and can be accessed by dialing 800-642-1687 (toll free) or 706-645-9291 (International). The passcode required to listen to the replay is 81837565.

To automatically receive MetroPCS financial news by e-mail, please visit the Investor Relations portion of the MetroPCS website, investor.metropcs.com, and subscribe to E-mail Alerts.

All registered marks, including but not limited to, Wireless for All, are registered service marks of MetroPCS Wireless, Inc. All rights reserved. All other company and product names mentioned may be trademarks or registered marks of the respective companies with which they are associated.

About MetroPCS Communications, Inc.

Dallas-based MetroPCS Communications, Inc. (NYSE: PCS) is a provider of unlimited wireless communications service for a flat-rate with no annual contract. MetroPCS is the fifth largest facilities-based wireless carrier in the United States based on number of subscribers served and has access to licenses covering a population of approximately 146 million people in many of the largest metropolitan areas in the United States. As of June 30, 2010, MetroPCS had over 7.6 million subscribers. For more information please visit www.metropcs.com.

Forward-Looking Statements

This news release includes “forward-looking statements” for the purpose of the “safe harbor” provisions within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and rule 3(b)-6 under the Securities Exchange Act of 1934, as amended. Any statements made in this news release that are not statements of historical fact, including statements about our beliefs, opinions and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning our competitive position, our planned launch of 4G in the second half of 2010, the strength of our handset line-up, the value of our tax-inclusive plans, our positioning with regard to market and competitive challenges, the experience our customers will have on our planned 4G services, and possible or assumed future results of operations, and statements that may relate to our plans, objectives, strategies, goals, future events, future revenues or performance, capital expenditures, financing needs, outcomes of litigation and other information that is not historical information. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “views,” “projects,” “should,” “would,” “could,” “may,” “will,” “forecast,” and other similar expressions.

These forward-looking statements, are based on reasonable assumptions at the time they are made, including our current expectations, plans and assumptions that have been made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such times. Forward-looking statements are not guarantees of future performance or results. Actual financial results, performance or results of operations may differ materially from those expressed in the forward-looking statements. Factors that may materially affect such forward-looking statements include, but are not limited to:

•	the highly competitive nature of our industry;

•	our ability to maintain our cost structure;

•	our and our competitors’ current and planned promotions, marketing and sales initiatives and our ability to respond and support them;

•	our ability to negotiate and maintain acceptable roaming arrangements;

•	the seasonality of our business and any failure to have strong customer growth in the first and fourth quarters;

•	increases or changes in taxes and regulatory fees;

•	the current economic environment in the United States and the state of the capital markets in the United States;

•	our exposure to counterparty risk in our financial agreements;

•	our ability to meet the demands and expectations of our customers, to maintain adequate customer care and manage our churn rate;

•	our ability to manage our rapid growth, train additional personnel and maintain our financial and disclosure controls and procedures;

•	our ability to secure the necessary products, services, spectrum, content, and network infrastructure equipment;

•	the rapid technological changes in our industry;

•	our ability to respond to technology changes, and to maintain and upgrade our networks and business systems;

•	our deployment of new technologies such as LTE in our networks and its success and our ability to offer new services using such new technology;

•	our ability to adequately enforce or protect our intellectual property rights and defend against suits filed by others;

•	governmental regulation affecting our services and the costs of compliance and our failure to comply with such regulations;

•	our capital structure, including our indebtedness amounts and the limitations imposed by the covenants in our indebtedness;

•	changes in consumer preferences or demand for our products;

•	our inability to attract and retain key members of management;

•	our reliance on third parties to provide distribution, products, software and services that are integral to our business;

•	the performance of our suppliers and other third parties on whom we rely; and

•

other factors described or referenced from time to time in our annual report on Form 10-K, for the year ended December 31, 2009 filed on March 1, 2010, as well as subsequent quarterly reports on Form 10-Q, or periodic reports on Form 8-K, all of which are on file with the SEC and may be obtained free of charge through the SEC’s website http://www.sec.gov, from the Company’s website at www.metropcs.com under the investor relations tab, or from the Company by contacting the Investor Relations department.

The forward-looking statements and projections speak only as to the date made, are based on current expectations, and are subject to and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or ability to predict. You should not place undue reliance on these forward-looking statements and projections, which are based on current expectations and speak only as of the date of this release. MetroPCS Communications, Inc. is not obligated to, and does not undertake a duty to, update any forward-looking statement or projection to reflect events after the date of this release, except as required by law. The results for the second quarter of 2010 may not be reflective of results for the year or any subsequent period. MetroPCS does not plan to update nor reaffirm guidance except through formal public disclosure pursuant to Regulation FD.

MetroPCS Communications, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share information)

(Unaudited)

	June 30, 2010	December 31, 2009
CURRENT ASSETS:
Cash and cash equivalents	$776,540	$929,381
Short-term investments	299,859	224,932
Inventories, net	195,363	147,401
Accounts receivable (net of allowance for uncollectible accounts of $2,396 and $2,045 at June 30, 2010 and December 31, 2009, respectively)	47,786	51,536
Prepaid expenses	65,407	48,353
Deferred charges	64,787	59,414
Deferred tax assets	5,959	1,948
Other current assets	31,824	28,426

Total current assets	1,487,525	1,491,391

Property and equipment, net	3,306,443	3,252,213
Restricted cash and investments	13,132	15,438
Long-term investments	6,319	6,319
FCC licenses	2,471,930	2,470,181
Other assets	193,773	150,475

Total assets	$7,479,122	$7,386,017

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$426,444	$558,366
Current maturities of long-term debt	19,921	19,326
Deferred revenue	196,864	187,654
Other current liabilities	34,345	32,123

Total current liabilities	677,574	797,469

Long-term debt, net	3,628,544	3,625,949
Deferred tax liabilities	583,835	512,306
Deferred rents	91,236	80,487
Other long-term liabilities	81,389	81,664

Total liabilities	5,062,578	5,097,875

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.0001 per share, 100,000,000 shares authorized; no shares of preferred stock issued and outstanding at June 30, 2010 and December 31, 2009	0	0
Common stock, par value $0.0001 per share, 1,000,000,000 shares authorized, 353,603,839 and 352,711,263 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	35	35
Additional paid-in capital	1,659,854	1,634,754
Retained earnings	767,269	664,693
Accumulated other comprehensive loss	(9,762)	(11,340)
Less treasury stock, at cost, 126,855 and no treasury shares at June 30, 2010 and December 31, 2009, respectively	(852)	0

Total stockholders’ equity	2,416,544	2,288,142

Total liabilities and stockholders’ equity	$7,479,122	$7,386,017

MetroPCS Communications, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income

(in thousands, except share and per share information)

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2010	2009	2010	2009
REVENUES:
Service revenues	$922,137	$766,850	$1,775,420	$1,493,548
Equipment revenues	90,399	92,762	207,619	161,393

Total revenues	1,012,536	859,612	1,983,039	1,654,941

OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense of $95,883, $80,253, $190,826 and $152,572, shown separately below)	308,168	268,733	592,820	514,308
Cost of equipment	235,354	227,400	549,092	452,419
Selling, general and administrative expenses (excluding depreciation and amortization expense of $13,419, $11,122, $26,276 and $20,549, shown separately below)	158,600	142,321	318,510	278,731
Depreciation and amortization	109,302	91,375	217,102	173,121
Loss (gain) on disposal of assets	2,700	14,010	1,872	(10,898)

Total operating expenses	814,124	743,839	1,679,396	1,407,681

Income from operations	198,412	115,773	303,643	247,260

OTHER EXPENSE (INCOME):
Interest expense	65,503	70,535	132,985	128,967
Interest income	(392)	(474)	(856)	(1,265)
Other expense (income), net	479	394	934	1,010
Impairment loss on investment securities	0	532	0	1,453

Total other expense	65,590	70,987	133,063	130,165

Income before provision for income taxes	132,822	44,786	170,580	117,095

Provision for income taxes	(52,907)	(18,590)	(68,004)	(46,926)

Net income	$79,915	$26,196	$102,576	$70,169

Other comprehensive income:
Unrealized gains (losses) on available-for-sale securities, net of tax	91	27	124	(112)
Unrealized (losses) gains on cash flow hedging derivatives, net of tax	(4,191)	3,338	(10,218)	(3,627)
Reclassification adjustment for gains on available-for-sale securities included in net income, net of tax	(53)	(19)	(133)	(19)
Reclassification adjustment for losses on cash flow hedging derivatives included in net income, net of tax	5,071	8,116	11,805	14,838

Comprehensive income	$80,833	$37,658	$104,154	$81,249

Net income per common share:
Basic	$0.22	$0.07	$0.29	$0.20

Diluted	$0.22	$0.07	$0.29	$0.20

Weighted average shares:
Basic	353,278,423	351,912,464	353,032,030	351,503,933

Diluted	355,685,446	357,087,331	355,151,112	356,940,117

MetroPCS Communications, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	For the six months ended June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$102,576	$70,169
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	217,102	173,121
Provision for uncollectible accounts receivable	58	111
Deferred rent expense	10,915	11,889
Cost of abandoned cell sites	903	4,607
Stock-based compensation expense	23,333	23,341
Non-cash interest expense	6,412	5,157
Loss (gain) on disposal of assets	1,872	(10,898)
Gain on sale of investments	(217)	0
Impairment loss on investment securities	0	1,453
Accretion of asset retirement obligations	1,285	2,397
Other non-cash expense	963	772
Deferred income taxes	65,700	44,998
Changes in assets and liabilities:
Inventories, net	(47,962)	56,078
Accounts receivable, net	3,692	(19,604)
Prepaid expenses	(17,243)	(19,400)
Deferred charges	(5,374)	796
Other assets	11,082	12,618
Accounts payable and accrued expenses	(51,936)	87,107
Deferred revenue	9,211	19,816
Other liabilities	5,079	1,465

Net cash provided by operating activities	337,451	465,993

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(315,337)	(455,110)
Change in prepaid purchases of property and equipment	(18,551)	14,608
Proceeds from sale of property and equipment	6,356	3,571
Purchase of investments	(312,225)	(261,856)
Proceeds from maturity of investments	237,500	37,500
Proceeds from sale of restricted cash and investments	1,762	0
Acquisitions of FCC licenses	(1,976)	(12,371)
Proceeds from exchange of FCC licenses	0	949

Net cash used in investing activities	(402,471)	(672,709)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdraft	(80,337)	(99,429)
Proceeds from 9 1/4% Senior Notes	0	492,250
Debt issuance costs	0	(11,925)
Repayment of debt	(8,000)	(8,000)
Payments on capital lease obligations	(1,224)	(1,450)
Purchase of treasury stock	(852)	0
Proceeds from exercise of stock options	2,592	7,112

Net cash (used in) provided by financing activities	(87,821)	378,558

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(152,841)	171,842
CASH AND CASH EQUIVALENTS, beginning of period	929,381	697,948

CASH AND CASH EQUIVALENTS, end of period	$776,540	$869,790

Definition of Terms and Reconciliation of Non-GAAP Financial Measures

The Company utilizes certain financial measures and key performance indicators that are not calculated in accordance with GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Average revenue per user, or ARPU, cost per gross addition, or CPGA, and cost per user, or CPU, are non-GAAP financial measures utilized by the Company’s management to judge the Company’s ability to meet its liquidity requirements and to evaluate its operating performance. Management believes that these measures are important in understanding the performance of the Company’s operations from period to period, and although every company in the wireless industry does not define each of these measures in precisely the same way, management believes that these measures (which are common in the wireless industry) facilitate key liquidity and operating performance comparisons with other companies in the wireless industry. The following tables reconcile non-GAAP financial measures with the Company’s financial statements presented in accordance with GAAP.

ARPU — The Company utilizes ARPU to evaluate per-customer service revenue realization and to assist in forecasting future service revenues. ARPU is calculated exclusive of pass through charges that the Company collects from its customers and remits to the appropriate government agencies.

Average number of customers for any measurement period is determined by dividing (a) the sum of the average monthly number of customers for the measurement period by (b) the number of months in such period. Average monthly number of customers for any month represents the sum of the number of customers on the first day of the month and the last day of the month divided by two. ARPU for the six months ended June 30, 2010 includes approximately $0.8 million and ARPU for the three and six months ended June 30, 2009 includes $24.7 million, respectively, that would have been recognized as service revenues but were classified as equipment revenues because the consideration received from customers was less than the fair value of promotionally priced handsets. The following table shows the calculation of ARPU for the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(in thousands, except average number of customers and ARPU)
Calculation of Average Revenue Per User (ARPU):
Service revenues	$922,137	$766,850	$1,775,420	$1,493,548
Add:
Impact to service revenues of promotional activity	—	24,728	778	24,728
Less:
Pass through charges	(24,189)	(39,641)	(47,934)	(77,284)

Net service revenues	$897,948	$751,937	$1,728,264	$1,440,992

Divided by: Average number of customers	7,513,202	6,185,116	7,231,177	5,935,473

ARPU	$39.84	$40.52	$39.83	$40.46

CPGA — The Company utilizes CPGA to assess the efficiency of its distribution strategy, validate the initial capital invested in its customers and determine the number of months to recover customer acquisition costs. This measure also allows management to compare the Company’s average acquisition costs per new customer to those of other wireless providers. Equipment revenues related to new customers, adjusted for the impact to service revenues of promotional activity, are deducted from selling expenses in this calculation as they represent amounts paid by customers at the time their service is activated that reduce the Company’s acquisition cost of those customers. Additionally, equipment costs associated with existing customers, net of related revenues, are excluded as this measure is intended to reflect only the acquisition costs related to new customers. The following table reconciles total costs used in the calculation of CPGA to selling expenses, which the Company considers to be the most directly comparable GAAP financial measure to CPGA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(in thousands, except gross customer additions and CPGA)
Calculation of Cost Per Gross Addition (CPGA):
Selling expenses	$86,194	$74,272	$175,341	$149,178
Less: Equipment revenues	(90,399)	(92,762)	(207,619)	(161,393)
Add: Impact to service revenues of promotional activity	—	24,728	778	24,728
Add: Equipment revenue not associated with new customers	54,392	41,829	117,705	83,044
Add: Cost of equipment	235,354	227,400	549,092	452,419
Less: Equipment costs not associated with new customers	(113,377)	(69,424)	(248,122)	(136,482)

Gross addition expenses	$172,164	$206,043	$387,175	$411,494

Divided by: Gross customer additions	1,047,898	1,288,818	2,518,763	2,819,383

CPGA	$164.29	$159.87	$153.72	$145.95

CPU — The Company utilizes CPU as a tool to evaluate the non-selling cash expenses associated with ongoing business operations on a per customer basis, to track changes in these non-selling cash costs over time, and to help evaluate how changes in the Company’s business operations affect non-selling cash costs per customer. In addition, CPU provides management with a useful measure to compare our non-selling cash costs per customer with those of other wireless providers. The Company believes investors use CPU primarily as a tool to track changes in the Company’s non-selling cash costs over time and to compare the Company’s non-selling cash costs to those of other wireless providers, although other wireless carriers may calculate this measure differently. CPU is cost of service and general and administrative costs (excluding applicable non-cash stock-based compensation expense included in cost of service and general and administrative expense) plus net loss on equipment transactions unrelated to initial customer acquisition, divided by the sum of the average monthly number of customers during such period. The following table reconciles total costs used in the calculation of CPU to cost of service, which we consider to be the most directly comparable GAAP financial measure to CPU.

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(in thousands, except average number of customers and CPU)
Calculation of Cost Per User (CPU):
Cost of service	$308,168	$268,733	$592,820	$514,308
Add: General and administrative expense	72,406	68,049	143,169	129,553
Add: Net loss on equipment transactions unrelated to initial customer acquisition	58,985	27,595	130,417	53,438
Less: Stock-based compensation expense included in cost of service and general and administrative expense	(11,918)	(12,673)	(23,333)	(23,341)
Less: Pass through charges	(24,189)	(39,641)	(47,934)	(77,284)

Total costs used in the calculation of CPU	$403,452	$312,063	$795,139	$596,674

Divided by: Average number of customers	7,513,202	6,185,116	7,231,177	5,935,473

CPU	$17.90	$16.82	$18.33	$16.75

The Company’s senior secured credit facility calculates consolidated Adjusted EBITDA as: consolidated net income plus depreciation and amortization; gain (loss) on disposal of assets; non-cash expenses; gain (loss) on extinguishment of debt; provision for income taxes; interest expense; and certain expenses of MetroPCS minus interest and other income and non-cash items increasing consolidated net income. The Company considers Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to the Company’s ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and fund future growth. The Company presents Adjusted EBITDA because covenants in its senior secured credit facility contain ratios based on this measure. Other wireless carriers may calculate consolidated Adjusted EBITDA differently. If the Company’s Adjusted EBITDA were to decline below certain levels, covenants in the Company’s senior secured credit facility that are based on Adjusted EBITDA, including the maximum senior secured leverage ratio covenant, may be violated and could cause, among other things, an inability to incur further indebtedness and in certain circumstances a default or mandatory prepayment under the Company’s senior secured credit facility. The Company’s maximum senior secured leverage ratio is required to be less than 4.5 to 1.0 based on Adjusted EBITDA plus the impact of certain new markets. The lenders under the senior secured credit facility use the senior secured leverage ratio to measure the Company’s ability to meet its obligations on its senior secured debt by comparing the total amount of such debt to its Adjusted EBITDA, which the Company’s lenders use to estimate its cash flow from operations. The senior secured leverage ratio is calculated as the ratio of senior secured indebtedness to Adjusted EBITDA, as defined by the senior secured credit facility. In addition, consolidated Adjusted EBITDA is also utilized, among other measures, to determine management’s compensation under their annual cash performance awards. Adjusted EBITDA is not a measure calculated in accordance with GAAP, and should not be considered a substitute for, operating income (loss), net income (loss), or any other measure of financial performance reported in accordance with GAAP. In addition, Adjusted EBITDA should not be construed as an alternative to, or more meaningful than cash flows from operating activities, as determined in accordance with GAAP.

The following table shows the calculation of our consolidated Adjusted EBITDA, as defined in the Company’s senior secured credit facility, for the three and six months ended June 30, 2010 and 2009.

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(in thousands)
Calculation of Consolidated Adjusted EBITDA:
Net income	$79,915	$26,196	$102,576	$70,169
Adjustments:
Depreciation and amortization	109,302	91,375	217,102	173,121
Loss (gain) on disposal of assets	2,700	14,010	1,872	(10,898)
Stock-based compensation expense (1)	11,918	12,673	23,333	23,341
Interest expense	65,503	70,535	132,985	128,967
Interest income	(392)	(474)	(856)	(1,265)
Other expense (income), net	479	394	934	1,010
Impairment loss on investment securities	—	532	—	1,453
Provision for income taxes	52,907	18,590	68,004	46,926

Consolidated Adjusted EBITDA	$322,332	$233,831	$545,950	$432,824

(1)	Represents a non-cash expense, as defined by our senior secured credit facility.

In addition, for further information, the following table reconciles consolidated Adjusted EBITDA, as defined in our senior secured credit facility, to cash flows from operating activities for the three and six months ended June 30, 2010 and 2009.

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Consolidated Adjusted EBITDA:
Net cash provided by operating activities	$112,418	$159,394	$337,451	$465,993
Adjustments:
Interest expense	65,503	70,535	132,985	128,967
Non-cash interest expense	(3,277)	(2,877)	(6,412)	(5,157)
Interest income	(392)	(474)	(856)	(1,265)
Other expense (income), net	479	394	934	1,010
Other non-cash expense	(492)	(395)	(963)	(772)
Provision for uncollectible accounts receivable	(86)	(45)	(58)	(111)
Deferred rent expense	(5,380)	(5,597)	(10,915)	(11,889)
Cost of abandoned cell sites	(367)	(2,405)	(903)	(4,607)
Gain on sale of investments	89	—	217	—
Accretion of asset retirement obligations	(1,399)	(1,223)	(1,285)	(2,397)
Provision for income taxes	52,907	18,590	68,004	46,926
Deferred income taxes	(51,523)	(18,061)	(65,700)	(44,998)
Changes in working capital	153,852	15,995	93,451	(138,876)

Consolidated Adjusted EBITDA	$322,332	$233,831	$545,950	$432,824